EXHIBIT 10.8

SECURED PROMISSORY NOTE

Date: May 31, 2020

RM1,000,000

FOR VALUE RECEIVED, Toh Kok Soon(the “Maker”) promises to pay to the order of Toga Limited, a Nevada corporation (the “Payee”), or its registered assigns, the principal sum of RM1,000,000, or such lesser amount as shall equal the outstanding principal amount hereof, together with accrued but unpaid interest, pursuant to this Secured Promissory Note (the “Note”).

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A PLEDGE AND SECURITY AGREEMENT DATED AS OF THE DATE HEREOF (THE “SECURITY AGREEMENT”) AND EXECUTED BY MAKER IN FAVOR OF PAYEE. ADDITIONAL OBLIGATIONS OF MAKER AND RIGHTS OF PAYEE ARE SET FORTH IN THE SECURITY AGREEMENT.

This Note is being issued in connection with that certain Stock Purchase Agreement, of even date herewith, between the Eostre Sdn. Bhd., a Malaysia corporation (“Eostre”), Hamidah Bibi A/P Seraj Din, Ahmad Hizar Bin Sainol Abdin, Toga Limited, Toh Kok Soon and Lim Jun Hao (including all exhibits attached thereto, collectively, the “Stock Purchase Agreement”).

Pursuant to the terms and conditions of the Stock Purchase Agreement, Maker is executing this Note in favor of Payee.

The following is a statement of the rights of Payee and the conditions to which this Note is subject, and to which Payee, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note the following capitalized terms have the following meanings:

a. “Maker” shall mean the Person specified in the introductory paragraph of this Note and any Person(s) which shall succeed to or assume the obligations of such Person under this Note.

b. “Payee” shall mean the Person specified in the introductory paragraph of this Note, or any Person who shall at the time be the successor to Payee as the holder of this Note.

c. “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

d. “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations existing or hereafter arising under or pursuant to the terms of this Note and the Security Agreement, including all principal, interest fees, charges, expenses, attorneys’ fees and costs chargeable to and payable by Maker hereunder and thereunder.

e. “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

f. “Note Documents” shall mean this Note together with the Security Agreement.

2. Payments. Upon demand by Payee, the entire unpaid principal balance, together with interest accrued and unpaid thereon at the applicable rate specified in this Note, shall be immediately due and payable. Any and all payments made pursuant to this Note shall be applied, at the option of Payee, to accrued and unpaid interest, unpaid principal and other sums due hereunder, in such order as Payee, in its sole discretion, elects.

3. Interest. This note shall bear interest at 4% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Such interest shall be accrued but unpaid unless and until a demand by Payee as set forth in Section 2, above.

4. Satisfaction of Note. This Note shall remain outstanding, and accrue interest, until the date of the “Closing” as such term is defined in that certain Phase 2 Stock Purchase Agreement, of even date herewith, between Toga Limited, Toh Kok Soon, Lim Jun Hao and Ahmad Hizar Bin Sainol Abdin (the “Phase 2 Stock Purchase Agreement”), and the transfer of all right, title and interest in and to the Shares (as defined therein) from the Maker to Payee as full satisfaction for all principal and interest accrued under this Note, as contemplated in the Phase 2 Stock Purchase Agreement.

5. Prepayment. This Note may not be prepaid, in whole or in part, from time to time.

6. Certain Covenants. Maker shall furnish to Payee promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder.

7. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Note Document:

a. Failure to Pay. (i) Maker shall fail to pay when due any payment on the due dates pursuant to the Note Documents, and such payment shall not have been made within five (5) days of Maker’s receipt of Payees’ notice of such failure to pay, or (ii) any other payment required under the terms of any other Note Document on the date due and such payment shall not have been made within ten (10) days of Maker’s receipt of Payees’ notice to Maker of such failure to pay.

b. Breaches of Covenants. Maker shall fail to observe or perform any other material covenant, representation, or warranty, obligation, condition or agreement contained in this Note, the other Note Document, or the Stock Purchase Agreement (other than those specified in Section 7(a) above) and such failure shall continue for ten (10) days after notice to Maker of such failure.

c. Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (vii) take any action for the purpose of effecting any of the foregoing.

d. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

e. Note Documents. Any Note Document or any material term thereof shall cease to be, or be asserted by Maker not to be, a legal, valid and binding obligation of Maker enforceable in accordance with its terms or if the Liens of Payee in the Collateral (as defined in the Security Agreement) shall cease to be or shall not be valid, first priority perfected Liens or Maker shall assert that such Liens are not valid, first priority and perfected Liens.

8. Rights of Payee upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 7(c), 7(d) and 7(e) and giving effect to any applicable cure periods) and at any time thereafter during the continuance of such Event of Default, Payee may, by notice to Maker, declare all outstanding Obligations payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Document to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7(c), 7(d), of 7(e) immediately and without notice, all outstanding Obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Document to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Payee may exercise any other right, power or remedy granted to it by the Note Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

9. Assignment; Successors and Assigns. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Payee. Subject to the restrictions on transfer in this Section 8, the rights and obligations of Maker and Payee of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. This Note may be amended, waived or modified only upon the written consent of Maker and Payee. Maker hereby agrees that Payee may extend the time for payment, accept partial payment or take, exchange or release security, if any, without discharging or releasing Maker. In addition, Maker agrees (a) that the failure of Payee to exercise any rights or remedies granted hereunder shall not constitute a waiver of such rights or remedies or any other rights or remedies or preclude the exercise of such rights or remedies or any other rights or remedies at any time; and (b) that the failure of Payee to exercise any rights or remedies granted hereunder in the event of an Event of Default, default or breach hereof, including without limitation, any failure by the Maker to make any payment hereunder, shall not be deemed a waiver of such Event of Default, default or breach.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties set forth in the Stock Purchase Agreement. Any party hereto may by notice so given change its address for future notice hereunder.

12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws as set forth in the Stock Purchase Agreement.

13. Usury Limitations. It is the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note, the Security Agreement, or the Stock Purchase Agreement, amounts deemed to constitute interest under applicable law and contracted for, chargeable or receivable hereunder shall under no circumstances, together with any other interest, late charges or other amounts which may be interpreted to be interest contracted for, chargeable or receivable hereunder or thereunder, exceed the maximum amount of interest permitted by law, and in the event any amounts were to exceed the maximum amount of interest permitted by law, such excess amounts shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be canceled automatically and, if theretofore paid, at the sole option of Payee, be refunded to Maker or credited on the principal amount of this Note then outstanding.

14. Severability. If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative and enforceable to the greatest extent permitted by law.

15. Headings. Headings included herein are for convenience only, and shall not be used to construe this Agreement.

16. Expenses; Waivers. If action is instituted to collect this Note, Maker promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Representation by Counsel and Interpretation. Maker and Payee each had the opportunity to be represented by counsel in connection with this Note and the matters contemplated by this Note. Accordingly, any rule of law or decision that would require interpretation of any claimed ambiguities in this Note against the Maker has no application and. The provisions of this Note shall be interpreted in a reasonable manner to affect the intent of the Maker and Payee.

18. Electronic Signature. This Note may be delivered in electronic format (including Docusign and pdf) which shall be deemed an original and the Payee will be entitled to rely upon such signature as conclusive evidence that this Note has been duly executed by the Maker.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first written above.

MAKER:

	By:	/s/ Toh Kok Soon
	Name:	Toh Kok Soon

ACCEPTED AND AGREED TO BY PAYEE:

Toga Limited, a Nevada corporation

	By:	/s/ Alexander D. Henderson
	Name:	Alexander D. Henderson
	Title:	Chief Financial Officer